Exhibit 99.1

MEMORANDUM OF UNDERSTANDING

WHEREAS, the parties to the consolidated action in the Court of Chancery of the State of Delaware (the “Delaware Court”), styled In re Clarient, Inc. Shareholders Litigation, Consol. C.A. No. 5932-CC (the “Delaware Action”), and the parties to the related, consolidated action pending in the Superior Court of California, County of Orange, styled Silverberg v. Clarient, Inc., et al., Master File No. 30-2010-00419685-CU-MC-CXC (the “California Action”), have reached an agreement-in-principle providing for the settlement of the Delaware Action and the California Action (together, the “Actions”) on the terms and subject to the conditions set forth below;

WHEREAS, on October 22, 2010, Clarient, Inc. (“Clarient” or the “Company”) entered into a merger agreement (the “Merger Agreement”) with General Electric Company (“GE”) and Crane Merger Sub, Inc. (“Merger Sub”) pursuant to which, among other things, GE Healthcare, a unit of GE, through Merger Sub, a wholly-owned subsidiary of GE, will acquire all of the common stock, par value $0.01 per share (the “Common Stock”), and Series A Convertible Preferred Stock, par value $0.01 per share (the “Preferred Stock”), of Clarient at a price of $5.00 per share of Common Stock and $20.00 per share of Preferred Stock by means of a cash tender offer (the “Tender Offer”) followed by a second-step merger (collectively, and together with any amendments or modifications to the terms or conditions thereof, the “Proposed Transaction”);

WHEREAS, on October 22, 2010, Safeguard Delaware, Inc. (“Safeguard”) and Oak Investment Partners XII, Limited Partnership (“Oak,” and together with Safeguard, the “T&S Parties”), as stockholders of Clarient, entered into tender and support agreements with GE and Merger Sub (the “T&S Agreements”);

WHEREAS, the Tender Offer is scheduled to expire at 12:00 midnight, New York City time, on December 6, 2010;

WHEREAS, following the announcement of the Proposed Transaction on October 22, 2010, putative stockholder class action complaints were filed in the Delaware Court and the California Court against various combinations of GE, GE Healthcare, Merger Sub, Clarient, the individual members of the board of directors of Clarient (the “Clarient Directors”), and the T&S Parties (collectively, except for GE Healthcare which is no longer named as a defendant in the Delaware Action, the “Defendants”). The complaints generally allege, among other things, that the Clarient Directors, Clarient, and the T&S Parties breached fiduciary duties owed to the public stockholders of Clarient in connection with the Proposed Transaction, and that GE, Merger Sub, Clarient, and the T&S Parties aided and abetted such breaches;

WHEREAS, the following three putative stockholder class actions were filed in the Delaware Court: (1) Kurzweil v. Clarient, Inc., et al., C.A. No. 5932-CC (the “Kurzweil Action”); (2) Silverberg v. Clarient, Inc. et al., C.A. No. 5947-CC (the “Silverberg Action”); and (3) Hill v. Clarient, Inc., et al., 5968-CC (the “Hill Action”);

WHEREAS, the following seven putative stockholder class actions were filed in the Superior Court of California, County of Orange (the “California Court”): (1) Silverberg v. Clarient, Inc., et al., Case No. 30-2010-00419685-CU-MC-CXC (the “Silverberg California Action”); (2) Southwest Ohio Regional Council of Carpenters Pension Plan v. Clarient, Inc., et al., Case No. 30-2010-00420060-CU-BT-CXC (the “Southwest Ohio California Action”); (3) Haege v. Andrews, et al., Case No. 30-2010-00420464-CU-SL-CXC (the “Haege California Action”); (4) Sassone v. Clarient, Inc., et al., Case No. 30-2010-00421188-CU-BT-CXC (the “Sassone California Action”); (5) Sigl v. Clarient, Inc., et al., Case No. 30-2010-00421194-CU-BT-CXC (the “Sigl California Action”); (6) Greenblatt v. Clarient, Inc. et al., Case No. 30-2010-00421285-CU-SL-CXC (the “Greenblatt California Action”); (7) Sohrabian v. Clarient, Inc., et al., Case No. 30-2010-00421293-CU-SL-CXC (the “Sohrabian California Action”);

WHEREAS, on November 5, 2010, the Delaware Court entered a stipulated order consolidating the Kurzweil Action and the Silverberg Action into the Delaware Action, and appointing the law firms of Stull, Stull & Brody and Abraham, Fruchter & Twersky LLP as Co-Lead Counsel for Plaintiffs, the law firm of Rigrodsky & Long, P.A. as Liaison Counsel for Plaintiffs, and the law firm of Weiss & Lurie as additional Plaintiffs’ Counsel;

WHEREAS, on November 5, 2010, GE filed with the Securities and Exchange Commission (the “SEC”) a Schedule TO commencing the Tender Offer (together with any exhibits or amendments thereto or restatements thereof, the “Schedule TO”);

WHEREAS, also on November 5, 2010, Clarient filed with the SEC a Schedule 14D-9 that included, among other things, the Clarient Directors’ unanimous recommendation that Clarient’s stockholders accept the Tender Offer and tender their shares of Common Stock and Preferred Stock and, if required, adopt the Merger Agreement and approve the merger of Merger Sub with and into Clarient (together with any exhibits or amendments thereto or restatements thereof, the “Schedule 14D-9”);

WHEREAS, on November 11, 2010, the plaintiffs in the Delaware Action filed a Verified Consolidated Amended Class Action Complaint, which included allegations that, among other things, the disclosures made in connection with the Proposed Transaction in the Schedule 14D-9 were inadequate;

WHEREAS, on November 17, 2010, the California Court entered an order consolidating the Silverberg California Action, the Southwest Ohio California Action, the Haege California Action, the Sassone California Action, the Sigl California Action, the Greenblatt California Action, and the Sohrabian California Action into the California Action;

WHEREAS, on November 23, 2010, the Delaware Court entered a supplemental stipulated order consolidating the Hill Action into the Delaware Action;

WHEREAS, on November 23, 2010 the California Court entered an order appointing the law firm of Robbins Geller Rudman & Dowd LLP as Lead Counsel (“California Lead Counsel”) in the related consolidated action constituting California Action;

WHEREAS, over the course of discovery, as of the date of this Memorandum of Understanding (the “MOU”), the plaintiffs in the Actions (“Plaintiffs”) have reviewed and analyzed over 17,000 pages of documents produced by Defendants, conducted the deposition of Clarient’s chief executive officer, who also serves as Vice Chairman of Clarient’s board of directors, and worked with a retained financial expert to evaluate financial and other aspects of the Proposed Transaction;

WHEREAS, counsel for Defendants (“Defendants’ Counsel”) and counsel for Plaintiffs (“Plaintiffs’ Counsel”) have engaged in arms’ length discussions and negotiations regarding a potential resolution of the claims asserted in the Actions;

WHEREAS, in connection with such discussions and negotiations, Plaintiffs’ Counsel proposed to Defendants’ Counsel various supplemental disclosures that Plaintiffs’ Counsel believe should be included in amendments to the Schedule 14D-9;

WHEREAS, in connection with settlement discussions and negotiations, counsel for the parties hereto (the “Parties”) did not discuss the amount or appropriateness of any potential application by Plaintiffs’ Counsel for attorneys’ fees by counsel for plaintiffs in the Delaware Action;

WHEREAS, without in any way admitting or conceding that any additional disclosures are or have been material or required, Defendants acknowledge that the negotiations with Plaintiffs’ Counsel in connection with a potential settlement of the Actions were the cause of the Supplemental Disclosures (defined below) indicated in Exhibit A hereto;

WHEREAS, Defendants have vigorously denied, and continue to deny vigorously all allegations of wrongdoing, fault, liability or damage to any of the respective Plaintiffs or the Class (defined below), deny that they engaged in any wrongdoing, deny that they committed any violation of law, deny that any disclosures in connection with the Proposed Transaction (including the Schedule 14D-9) are in any way deficient, deny that they acted improperly in any way, believe that they acted properly at all times, believe the Actions have no merit, and maintain that they have committed no disclosure violations or any other breach of duty whatsoever in connection with the Proposed Transaction or any public disclosures, but wish to settle for the reasons set forth herein;

WHEREAS, Plaintiffs state that they believe that they brought their claims in good faith and continue to believe that their claims have legal merit;

WHEREAS, the entry by Plaintiffs into this MOU is not an admission as to the lack of any merit of any claims asserted in the Actions;

WHEREAS, the Parties recognize the time and expense that would be incurred by further litigation and the uncertainties inherent in such litigation;

WHEREAS, the Parties have reached an agreement in principle set forth in this MOU providing for settlement of the Actions on the terms and conditions set forth below, which would include, but not be limited to, a release of all claims which were or could have been asserted in the Actions;

WHEREAS, subject to the additional discovery as agreed to herein, Plaintiffs’ Counsel have concluded that the terms contained in this MOU are fair, reasonable, and adequate to the members of the Class (as defined below), and the Parties believe that it is reasonable to pursue the settlement of the Actions based upon the procedures and terms outlined herein and the benefits and protections offered hereby, and the Parties wish to document their agreement in this MOU; and

WHEREAS, the Parties wish to document their agreement in this MOU.

NOW THEREFORE, the Parties have reached the following agreement in principle which, when reduced to a settlement agreement (the “Settlement Agreement”), is intended to be a full and final resolution of the Released Claims (defined below) (the “Settlement”). The Settlement through the Settlement Agreement shall provide for and encompass the following and other customary terms:

1.	Supplemental Disclosures. As a result of Plaintiffs’ efforts, Clarient will make additional disclosures (the “Supplemental Disclosures”) in the Schedule 14D-9 and will disseminate them to all holders of record of Common Stock or Preferred Stock ten (10) calendar days prior to the closing of the Tender Offer. The Supplemental Disclosures shall contain, at least, substantially similar information to that reflected in Exhibit A hereto. Defendants acknowledge that negotiations with Plaintiffs’ Counsel were the cause of the Supplemental Disclosures.

2.	Certification of Class. The Settlement Agreement shall provide for the conditional certification in the Delaware Action, for settlement purposes only, of a non-opt out class, pursuant to Rules 23(a), 23(b)(1), and 23(b)(2) of the Rules of the Court of Chancery, that includes any and all record holders and beneficial owners of any share(s) of Common Stock or Preferred Stock who held any such share(s) at any time during the period beginning on and including April 14, 2010, through and including the date of consummation of the Proposed Transaction, including any and all of their respective successors in interest, successors, predecessors in interest, predecessors, representatives, trustees, executors, administrators, estates, heirs, assigns and transferees, immediate and remote, and any person or entity acting for or on behalf of, or claiming under, any of them, and each of them, together with their predecessors in interest, predecessors, successors in interest, successors, and assigns, but excluding the Defendants (the “Class”). The Settlement Agreement shall provide for the conditional appointment in the Delaware Action, for settlement purposes only, of Bette R. Grayson Kurzweil, Herbert Silverberg and David and Diane Hill as Class Representatives.

3.

Representations of the Parties and Counsel. Defendants deny and continue to deny that they have committed or aided or abetted in the commission of any unlawful or wrongful act alleged in the Actions, and maintain that they diligently and scrupulously complied with their fiduciary duties, and are entering into this MOU solely because the proposed Settlement will eliminate the burden of litigation. Plaintiffs’ Counsel believe that Plaintiffs’ claims have merit but that Defendants would assert legal and factual defenses to Plaintiffs’ claims which create risks as to Plaintiffs’ ability to succeed on the merits such that, as a result, the terms of this MOU and the terms of the Settlement are fair, reasonable, adequate, and in the best interest of all members of the Class. Plaintiffs’ Counsel further represent that their respective clients have been continuous stockholders of Clarient throughout the period referenced in paragraph 2 and that they have not assigned, encumbered, or otherwise transferred, in whole or in part, the claims in the Actions. Each of the undersigned attorneys affirms that he or she has been duly empowered and authorized to enter into this MOU on behalf of his or her own client and in his or her appointed capacity in the Delaware Action or the California Action.

4.	Confirmatory Discovery. Plaintiffs’ Counsel shall have the opportunity to conduct such reasonable additional discovery as is appropriate and necessary and as agreed to by the Parties to confirm the fairness and reasonableness of the terms of this Settlement (“Confirmatory Discovery”). The Parties will attempt in good faith and use their best efforts to complete any such discovery no later than forty-five (45) days after the signing of this MOU.

5.	Further Disclosures and Modifications to the Proposed Transaction. Plaintiffs acknowledge and agree that they will not seek any further disclosures as a condition of this Settlement beyond those set forth in the Supplemental Disclosures. Plaintiffs also acknowledge and agree that the parties to the Proposed Transaction may make amendments or modifications to the Proposed Transaction, including amendments or modifications to the Merger Agreement or the T&S Agreements, prior to the consummation of the Proposed Transaction (“Modifications to the Proposed Transaction”). Plaintiffs agree that they will not challenge or object to any Modifications to the Proposed Transaction so long as they are consistent with the material terms of the Settlement set forth in this MOU or are, in the aggregate, no less favorable to the stockholders of Clarient than the existing terms of the Proposed Transaction and are consistent with the Clarient Directors’ fiduciary duties.

6.

Stay Pending Court Approval. Pending negotiation, execution and Final Approval of the Settlement Agreement and Settlement by the Delaware Court, Plaintiffs agree to cease the proceedings in the Actions, and to stay and not to initiate any and all other proceedings other than those incident to the Settlement itself. The Parties’ respective deadlines to respond to any filed or served pleadings or discovery requests are extended indefinitely. As used in this MOU, the term “Final Approval” of the Settlement means that the Delaware Court has entered a final order and judgment certifying the Class, approving the Settlement, dismissing the Delaware Action with prejudice on the merits and with each party to bear its own costs (except those costs set forth in paragraphs 8 and 9 below) and providing for such release language as set forth in paragraph 7 below, and that such final order and judgment is final and no longer subject to further appeal or review by the Delaware Supreme Court, whether by affirmance on or exhaustion of any possible appeal or review, lapse of time or otherwise; provided, however, and notwithstanding any provision to the contrary in this MOU, Final Approval shall not include (and the Settlement is expressly not conditioned on) the approval of attorneys’

fees and the reimbursement of expenses to Plaintiffs’ Counsel as provided in paragraph 9 below, and any appeal related thereto. The Parties also agree to use their best efforts to prevent, stay or seek dismissal of or oppose entry of any interim or final relief in favor of any member of the Class in any other litigation against any of the Parties to this MOU that challenges the Settlement, the Proposed Transaction, including any transactions contemplated thereby, or otherwise involves, directly or indirectly, a Released Claim (defined below).

7.	Dismissal With Prejudice, Waiver & General Release. The Settlement Agreement shall provide, among other things:

a) for the full and complete discharge, dismissal with prejudice on the merits, settlement and release of, and a permanent injunction barring, any and all manner of claims, demands, rights, liabilities, losses, obligations, duties, damages, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys’ fees, actions, potential actions, causes of action, suits, agreements, judgments, decrees, matters, issues and controversies of any kind, nature or description whatsoever, whether known or unknown, disclosed or undisclosed, accrued or unaccrued, apparent or not apparent, foreseen or unforeseen, matured or not matured, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, including Unknown Claims (defined below), that Plaintiffs or any or all other members of the Class ever had, now have, or may have, whether direct, derivative, individual, class, representative, legal, equitable or of any other type, or in any other capacity, against any of the Released Parties (defined below), whether based on state, local, foreign, federal, statutory, regulatory, common or other law or rule (including, but not limited to, any claims under federal securities laws or state disclosure law or any claims that could be asserted derivatively on behalf of Clarient), which, now or hereafter, are based upon, arise out of, relate in any way to, or involve, directly or indirectly, any of the actions, transactions, occurrences, statements, representations, misrepresentations, omissions, allegations, facts, practices, events, claims or any other matters, things or causes whatsoever, or any series thereof, that were, could have been, or in the future can or might be alleged, asserted, set forth, claimed, embraced, involved, or referred to in, or related to, directly or indirectly, the Actions or the subject matter of the Actions in any court, tribunal, forum or proceeding, including, without limitation, any and all claims which are based upon, arise out of, relate in any way to, or involve, directly or indirectly, (i) the Proposed Transaction or the issuance of any securities in connection therewith, (ii) any deliberations or negotiations in connection with the Proposed Transaction, including the process of deliberation or negotiation by each of Clarient, GE, GE Healthcare, Merger Sub, Safeguard, and Oak, and any of their respective officers, directors, principals, partners, limited partners, stockholders, members or advisors, (iii) the consideration to be received by Class members or by any other Person in connection with the Proposed Transaction, (iv) the Schedule 14D-9, the Schedule TO, or any other disclosures, public filings, periodic reports, press releases, proxy statements or other statements issued, made available or filed relating, directly or indirectly, to the Proposed Transaction, including claims under the federal securities laws within the exclusive jurisdiction of the federal courts, (v) investments in (including, but not limited to, purchases, sales, exercises of rights with respect to and decisions to hold) securities issued by Clarient, GE, Safeguard, Oak, or any their respective affiliates related to the Proposed Transaction, (vi) the fiduciary obligations of the Released Parties (defined below) in connection with the Proposed Transaction, (vii) the fees, expenses or costs incurred in prosecuting, defending, or settling the Actions, or (viii) any of the allegations in any complaint or amendment(s) thereto filed in the Actions, including in any of their respective constituent actions (collectively, the “Released Claims”); provided, however, that the Released Claims shall not include the right to enforce the Settlement or any claims for statutory appraisal with respect to the merger of Merger Sub with and into Clarient by Clarient stockholders who properly perfect such appraisal claims and do not otherwise waive their appraisal rights or any claims to enforce this MOU or the Settlement;

b) whether or not each or all of the following persons or entities were named, served with process or appeared in the Actions, that “Released Parties” means (i) Ronald A. Andrews, Andrew Adams, Ann H. Lamont, Peter J. Boni, James A. Datin, Stephen T. Zarrilli, Frank P. Slattery, Jr., Dennis M. Smith, Jr., Gregory D. Waller, Clarient, GE, GE Healthcare, Merger Sub, Safeguard Scientifics, Inc., Safeguard, Oak Investment Partners, and Oak, (ii) any person or entity which is, was, or will be related to or affiliated with any or all of them or in which any or all of them has, had, or will have a controlling interest; and (iii) the respective past, present, or future family members, spouses, heirs, trusts, trustees, executors, estates, administrators, beneficiaries, distributees, foundations, agents, employees, fiduciaries, partners, partnerships, general or limited partners or partnerships, joint ventures, member firms, limited liability companies, corporations, parents, subsidiaries, divisions, affiliates, associated entities, shareholders, principals, officers, managers, directors, managing directors, members, managing members, managing agents, predecessors, predecessors-in-interest, successors, successors-in-interest, assigns, financial or investment advisors, advisors, consultants, investment bankers, entities providing any fairness opinion, underwriters, brokers, dealers, lenders, commercial bankers, attorneys, personal or legal representatives, accountants, insurers, co-insurers, reinsurers, and associates, of each and all of the foregoing;

c) that “Unknown Claims” means any claim that any Plaintiff or any other member of the Class does not know or suspect exists in his, her or its favor at the time of the release of the Released Claims as against the Released Parties, including without limitation those which, if known, might have affected the decision to enter into the Settlement. With respect to any of the Released Claims, the Parties stipulate and agree that upon Final Approval of the Settlement, Plaintiffs shall expressly and each member of the Class shall be deemed to have, and by operation of the final order and judgment by the Delaware Court shall have, expressly waived, relinquished and released any and all provisions, rights and benefits conferred by or under Cal. Civ. Code § 1542 or any law of the United States or any state of the United States or territory of the United States, or principle of common law, which is similar, comparable or equivalent to Cal. Civ. Code § 1542, which provides:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

Plaintiffs acknowledge, and the members of the Class by operation of law shall be deemed to have acknowledged, that they may discover facts in addition to or different from those now known or believed to be true with respect to the Released Claims, but that it is the intention of Plaintiffs, and by operation of law the members of the Class, to completely, fully, finally and forever extinguish any and all Released Claims, known or unknown, suspected or unsuspected, which now exist, or heretofore existed, or may hereafter exist, and without regard to the subsequent discovery of additional or different facts. Plaintiffs acknowledge, and the members of the Class by operation of law shall be deemed to have acknowledged, that the inclusion of “Unknown Claims” in the definition of “Released Claims” was separately bargained for and was a material element of the Settlement and was relied upon by each and all of Defendants in entering into the Settlement Agreement;

d) for a release by Defendants of Plaintiffs and their counsel from all claims arising out of the institution, prosecution, settlement or resolution of the Actions, provided however, that Defendants and Released Parties shall retain the right to enforce in the Court the terms of the Stipulation;

e) that all the Defendants have vigorously denied, and continue to deny vigorously, any wrongdoing or liability with respect to all claims asserted in the Actions, including that they have committed any violations of law, that they have acted improperly in any way, that they have any liability or owe any damages of any kind to Plaintiffs and/or the Class, and that any additional disclosures (including the additional disclosures made in the Supplemental Disclosures) are required under any applicable rule, regulation, statute, or law, but are entering into this MOU and will execute the Settlement Agreement solely because they consider it desirable that the Actions be settled and dismissed with prejudice in order to, among other things, (i) eliminate the burden, inconvenience, expense, risk and distraction of further litigation, (ii) finally put to rest and terminate all the claims that were or could have been asserted against Defendants in the Actions, and (iii) thereby permit the Proposed Transaction to proceed without risk of injunctive or other relief;

f) that Plaintiffs and their counsel believe that the claims they have asserted have legal merit, although they recognize that there are legal and factual defenses to the claims asserted in the Actions that Defendants have raised and might have raised throughout the pendency of the Actions, and that their claims were brought in good faith, but that they are entering into this MOU and will execute the Settlement Agreement because they believe the Settlement is fair, reasonable, adequate, and in the best interests of Plaintiffs and the Class;

g) that all Defendants shall have the right to withdraw from the Settlement in the event that (i) any court temporarily, preliminarily or permanently enjoins or otherwise precludes the Proposed Transaction or any part thereof, or (ii) any claim related to the subject matter of the Actions, the Proposed Transaction, or the Released Claims is commenced or prosecuted against any of the Released Parties in any court prior to Final Approval of the Settlement, and (following a motion by any of the defendant Released Parties) such claim is not dismissed with prejudice or stayed in contemplation of dismissal with prejudice following Final Approval of the Settlement. In the event that any such claim is commenced or prosecuted against any of the Released Parties, the Parties shall cooperate and use best efforts to secure the dismissal with prejudice thereof (or a stay thereof in contemplation of dismissal with prejudice following Final Approval of the Settlement);

h) that Plaintiffs shall have the right to withdraw from the Settlement in the event that they determine, after conducting Confirmatory Discovery, that the Settlement is not fair, reasonable, adequate or in the best interests of the Class;

i) for entry of a final and binding judgment dismissing the Delaware Action with prejudice (whether voluntary or involuntary) and, except as set forth in paragraphs 8 and 9 herein, without costs to any Party;

j) that the plaintiffs in the California Action will file a Request for Dismissal under California Rule of Court 3.770 requesting the California Court to dismiss the California Action with prejudice within five (5) business days of Final Approval of the Settlement;

k) that the Settlement, including the payment of attorneys’ fees awarded by the Delaware Court or approved by the California Court, is expressly conditioned upon the consummation of the Proposed Transaction, which includes the merger of Merger Sub with and into Clarient becoming effective under Delaware law; and

l) that in the event the Settlement does not obtain Final Approval for any reason, Defendants reserve the right to oppose certification of any plaintiff class in any future proceedings.

8.	Notice. Clarient (or its successor(s) in interest) shall be responsible for providing notice of the proposed Settlement to the members of the Class and Clarient or its successor(s) in interest shall pay all reasonable costs and expenses incurred in providing notice of the Settlement to the members of the Class.

9.

Fees. (a) Delaware Action. The plaintiffs in the Delaware Action and their counsel intend to petition the Delaware Court for an award of fees and expenses in connection with the Delaware Action (the “Delaware Fee Application”), which petition shall be the sole fee application made in the Delaware Action. Defendants reserve all rights with respect to the Delaware Fee Application. The Parties acknowledge and agree that Clarient or its successor(s) in interest shall pay, or cause their respective insurers to pay on behalf of the Clarient directors and the Company, any fees and expenses awarded by the Delaware Court to Plaintiffs’ Co-Lead Counsel in the Delaware Action in connection with the Delaware Fee Application within ten (10) business days after the later of (i) the date when the Settlement receives Final Approval, (ii) consummation of the Proposed Transaction, (iii) the date of an order by the Delaware Court approving any award of fees and expenses becomes final and non-appealable, or (iv) the date on which the Company and any applicable insurer is provided with the payee’s properly executed W-9 and wire transfer information.

(b) California Action. Defendants and the plaintiffs in the California Action agree that the plaintiffs in the California Action (other than plaintiff Silverberg) and their counsel, following Final Approval of the Settlement, in connection with their dismissal of the California Action, shall inform the California Court that Defendants have agreed to pay plaintiffs’ counsel in the California Action $450,000 for their fees and expenses in connection with the California Action, and seek any approval required by the California Court. Defendants and the plaintiffs in the California Action acknowledge and agree that Clarient or its successor(s) in interest shall pay, or cause their respective insurers to pay, fees and expenses in the amount of $450,000, as approved by the California Court, to California Lead Counsel within ten (10) business days after the later of (i) consummation of the Proposed Transaction, (ii) the date when the order by the California Court enters the dismissal of the California Action, or (iii) the date on which the Company and any applicable insurer is provided with the payee’s properly executed W-9 and wire transfer information provided, however, that notwithstanding the foregoing, in the event of an order, judgment or decision reversing, modifying or withdrawing the fee or expense agreement approved by the California Court, on appeal or otherwise, California Lead Counsel agrees to return any and all amounts paid as to which approval has been reversed, modified or withdrawn to Clarient or its successor within ten (10) business days thereafter. The plaintiffs in the Delaware Action and counsel for the plaintiffs in the Delaware Action were not involved in the negotiation of the California fee agreement, are not parties to the California fee agreement and take no position on the California fee agreement.

(c) Only Fee Applications; Award of Fees Not an Impediment to Final Resolution of the Action. Neither any of the Plaintiffs nor any of the Plaintiffs’ Counsel shall make any other application for an award of fees and expenses in connection with the Actions or the subject matter of the Actions. Final resolution by the Delaware Court of the Delaware Fee Application or approval by the California Court of the agreed payments of fees and expenses in the California Action shall not be a precondition to the Settlement or the dismissal of the Actions in accordance with the Settlement, and the Delaware Fee Application may be considered separately from the proposed Settlement. Any failure by the Delaware Court to approve the Delaware Fee Application, or the California Court to approve the payment of fees and expenses to plaintiffs’ counsel in the California Action, in whole or in part, shall have no impact on the effectiveness of the Settlement.

10.	Approval. The Settlement Agreement is subject to Delaware Court approval; provided, however, that the Delaware Court’s approval of the Settlement is not contingent on approval of the Fee Applications. The Parties will attempt in good faith and use their best efforts to negotiate and mutually agree promptly upon the content and form of all documentation as may be required to obtain Final Approval of the Settlement and dismissal of the Actions.

11.	Binding Effect and Conditions. The Settlement is expressly conditioned on and subject to execution of a definitive Settlement Agreement as well as the following conditions, which shall be included in the Settlement Agreement: (a) the completion of Confirmatory Discovery, as well as Plaintiffs’ continued belief that the Settlement is fair, reasonable and in the best interests of the Class; (b) final certification of the Class; (c) Final Approval of the Settlement by the Delaware Court; (d) dismissal with prejudice of the Delaware Action as to all members of the Class (including Plaintiffs) without the award of any damages, costs, fees or the grant of further relief except for the payments contemplated by this Settlement; and (e) the consummation of the Proposed Transaction. In addition, the Settlement is expressly conditioned on and subject to the dismissal with prejudice of the California Action without the award of any damages, costs, fees or the grant of further relief except for the payments contemplated by the Settlement Agreement (but solely to the extent awarded by the California Court); provided, however, that this condition is waivable at the sole discretion of the Defendants. All provisions of the MOU shall be rendered null and void and of no force and effect in the event that the Delaware Court fails to grant Final Approval of the Settlement or the Proposed Transaction is not consummated for any reason. Additionally, Defendants may, but are not obligated to, render this MOU null and void in the event that any claim related to the subject matter of the Actions, the Proposed Transaction, or the Released Claims is commenced or prosecuted against any of the Released Parties and (subject to a motion by such defendant Released Party(ies)) such claim is not dismissed with prejudice or stayed in contemplation of dismissal with prejudice following Final Approval of the Settlement. In any event of nullification of this MOU, the Parties shall be deemed to be in the position they were in prior to the execution of this MOU and the statements made herein (including any exhibit hereto) and in connection with the negotiation of the MOU or the Settlement shall not be deemed to prejudice in any way the positions of the Parties with respect to the Actions or any other litigation or judicial proceeding, or to constitute an admission of fact of wrongdoing by any Party, shall not be used or entitle any Party to recover any fees, costs or expenses incurred in connection with the Actions or in connection with any other litigation or judicial proceeding, and neither the existence of this MOU nor its contents (including any exhibit hereto) nor any statements made in connection with the negotiation of this MOU or any settlement communications shall be admissible in evidence or shall be referred to for any purpose in the Actions, or in any other litigation or judicial proceeding.

12.

Return of Documents. Plaintiffs’ Counsel agree that within ten (10) days of receipt of a written request by any producing party following Final Approval of the Settlement, they will return to the producing party all discovery material obtained from such producing party, including all documents produced by and/or deposition testimony given by, any of Defendants (including, without limitation, their employees, affiliates, agents, representatives, attorneys, and third party advisors) and any materials containing or reflecting discovery material (“Discovery Material”), or certify in writing that such Discovery Material has been destroyed; provided, however, that Plaintiffs’ Counsel shall be entitled to retain all filings, court papers, and attorney work product containing or reflecting Discovery Material, subject to the requirement that Plaintiffs’ Counsel shall not disclose any Discovery Material contained or referenced in such materials to any person except pursuant to court order or agreement with Defendants. The Parties agree to submit to the Delaware Court any dispute concerning the return or destruction of Discovery Material.

13.	No Admission. The fact of and provisions contained in this MOU (including any exhibit hereto), and all negotiations, discussions, actions and proceedings in connection with this MOU shall not be deemed or constitute a presumption, concession or an admission by any Party in the Actions, any signatory hereto or any Released Party of any fault, liability or wrongdoing or lack of any fault, lack of merit of any claim or defense, liability or wrongdoing, as to any facts or claims alleged or asserted in the Actions, or any other actions or proceedings, and shall not be interpreted, construed, deemed, involved, invoked, offered or received in evidence or otherwise used by any person in the Actions, or any other action or proceeding, whether civil, criminal or administrative, except in connection with any proceeding to enforce the terms of this MOU. The fact of and provisions contained in this MOU (including any exhibit hereto), and all negotiations, discussions, actions and proceedings leading up to the execution of this MOU, are confidential and intended for settlement discussions only. If the Settlement does not receive Final Approval, the Parties shall revert to their respective litigation positions as if this MOU never existed.

14.

Choice of Law. This MOU, and the Settlement Agreement and Settlement contemplated by it, and any dispute arising out of or relating in any way to this MOU, the Settlement Agreement or the Settlement, whether in contract, tort or otherwise, shall be governed by and construed in accordance with the laws of the state of Delaware, without regard to conflict of laws principles. Each of the Parties (a) irrevocably submits to the personal jurisdiction of any state or federal court sitting in Wilmington, Delaware, as well as to the jurisdiction of all courts to which an appeal may be taken from such courts, in any suit, action or proceeding arising out of or relating to this MOU, the Settlement and/or the Settlement Agreement, (b) agrees that all claims in respect of such suit, action or proceeding shall be brought, heard and determined exclusively in the Delaware Court (provided that, in the event that subject matter jurisdiction is unavailable in the Delaware Court, then all such claims shall be brought, heard and determined exclusively in any other state or federal court sitting in Wilmington, Delaware), (c) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from such court, (d) agrees not to bring any action or proceeding arising out of or relating to this MOU, the Settlement or the Settlement Agreement in any other court, and (e) expressly waives, and agrees not to plead or to make any claim that any such action or proceeding is subject (in whole or in part) to a jury trial. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding brought in accordance with this paragraph. Each of the Parties further agrees to waive any bond, surety or other security that might be required of any other party with respect to such any action or proceeding, including an appeal thereof. Each of the Parties further consents and agrees that process in any such suit, action or proceeding may be served on such

Party by certified mail, return receipt requested, addressed to such Party or such Party’s registered agent in the state of its incorporation or organization, or in any other manner provided by law, and, in the case of Plaintiffs in the Delaware Action, by giving such written notice to Brian D. Long, Rigrodsky & Long, P.A., 919 North Market Street, Suite 980, Wilmington, Delaware 19801 and Jessica Zeldin, Rosenthal, Monhait & Goddess P.A., 919 Market Street, Suite 1401, Wilmington, Delaware 19801.

15.	Miscellaneous. This MOU constitutes the entire agreement among the Parties with respect to the subject matter hereof, supersedes all written or oral communications, agreements or understandings that may have existed prior to the execution of this MOU, and may be modified or amended only by a writing signed by the signatories hereto. This MOU shall be binding upon and inure to the benefit of the Parties and their respective agents, executors, heirs, successors and assigns, provided that no Party shall assign or delegate its rights or responsibilities under this MOU without the prior written consent of the other Parties. The Released Parties who are not signatories hereto shall be third party beneficiaries under this MOU entitled to enforce this MOU in accordance with its terms. This MOU may be executed in multiple counterparts by any of the signatories hereto, including by facsimile, and so executed shall constitute one agreement.

[Signatures Appear On The Following Pages]

Of Counsel:

/s/ Mark Levine

Mark Levine

Timothy Burke

STULL, STULL & BRODY

6 East 45th Street

New York, New York 10017

(212) 687-7230

/s/ Jeffrey Abraham

JEFFREY ABRAHAM

ABRAHAM, FRUCHTER & TWERSKY, LLP

One Penn Plaza, Suite 2805

New York, New York 10119

(212) 279-5050

Co-Lead Plaintiffs’ Counsel

WEISS & LURIE

551 Fifth Avenue, Suite 1600

New York, New York 10176

(212) 682-3025

THE WEISER LAW FIRM, P.C.

121 North Wayne Avenue, Suite 100

Wayne, Pennsylvania 19087

(610) 225-2677

Plaintiffs’ Counsel

/s/ Brian D. Long

Seth D. Rigrodsky (#3147)

Brian D. Long (#4347)

RIGRODSKY & LONG, P.A.

919 N. Market Street, Suite 980

Wilmington, Delaware 19801

(302) 295-5310

/s/ Jessica Zeldin

Jessica Zeldin (#3558)

ROSENTHAL, MONHAIT & GODDESS, P.A.

919 North Market Street, Suite 1401

Wilmington, Delaware 19801

(302) 656-4433

Plaintiffs’ Delaware Co-Liaison Counsel

Of Counsel: Pamela S. Palmer LATHAM & WATKINS LLP 355 South Grand Avenue Los Angeles, California 90071 (213) 485-1234

/s/ Kevin G. Abrams

Kevin G. Abrams (#2375)

Nathan A. Cook (#4841)

ABRAMS & BAYLISS LLP

20 Montchanin Road, Suite 200

Wilmington, Delaware 19807

(302) 778-1000

Attorneys for Andrew Adams, Ronald A. Andrews, Peter J. Boni, James A. Datin, Ann H. Lamont, Frank P. Slattery, Jr., Dennis M. Smith, Jr., Gregory D. Waller, Stephen T. Zarilli and Clarient, Inc.

Of Counsel:

David F. Graham

Rachel B. Niewoehner

SIDLEY AUSTIN LLP

One South Dearborn

Chicago, Illinois 60603

(312) 853-7000

Of Counsel:

Marc J. Sonnenfeld

MORGAN, LEWIS & BOCKIUS LLP

1701 Market Street

Philadelphia, Pennsylvania 19103

(215) 963-500

Of Counsel:

Alfred U. Pavlis

FINN DIXON & HERLING LLP

177 Broad Street, 15th Floor

Stamford, Connecticut 06901

(203) 325-5000

Dated: December 3, 2010

/s/ Gregory P. Williams

Gregory P. Williams (#2168)

Geoffrey G. Grivner (#4711)

RICHARDS, LAYTON & FINGER, P.A.

One Rodney Square

P.O. Box 551

Wilmington, Delaware 19899

(302) 651-7700

Attorneys for General Electric Company, GE

Healthcare, and Crane Merger Sub, Inc.

/s/ Colm F. Connolly

Colm F. Connolly (#3151)

MORGAN, LEWIS & BOCKIUS LLP

1007 North Orange Street

Suite 501

Wilmington, Delaware 19801

(302) 574-3000

Attorneys for Safeguard Delaware, Inc.

/s/ Kenneth J. Nachbar

Kenneth J. Nachbar (#2067)

MORRIS, NICHOLS, ARSHT & TUNNEL LLP

1201 North Market Street

P.O. Box 1347

Wilmington, Delaware 19899

(302) 658-9200

Attorneys for Oak Investment Partners XII, L.P.

/s/ Randall J. Baron

Randall J. Baron

David T. Wissbroecker

ROBBINS GELLER RUDMAN & DOWD LLP

655 West Broadway, Suite 1900

San Diego, CA 92101

(619) 231-1058

Lead Counsel for the Plaintiffs in the California Action